Exhibit 99.1

Sirona Announces $50 Million Share Repurchase Authorization

Long Island City, New York, December 4, 2008 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today announced that its board of directors has approved the repurchase of up to an aggregate of $50 million of its common stock in open market transactions. In connection therewith, Sirona intends to enter into a share repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the repurchase of its common stock. Purchases of common stock will be subject to parameters specified in the Rule 10b5-1 plan and certain price, volume and timing constraints. Accordingly, there can be no assurance as to how many shares will be purchased. In addition, the plan may be suspended or discontinued at any time, without prior notice.

A plan under Rule 10b5-1 allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by Sirona will have the authority under the terms and limitations specified in the plan to repurchase shares on Sirona’s behalf in accordance with the terms of the plan.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

Contact information:

John Sweeney, CFA

Director of Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com